               CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated January 14, 2000, relating to the financial statements and financial highlights of Sequoia Fund, Inc. which appear in such the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", and "Custodian, Counsel and Independent Accountants" in such Registration Statement.





/s/ PricewaterhouseCoopers LLP
______________________________
PricewaterhouseCoopers LLP
New York, New York
April 25, 2000




























69900020.BC7